SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2003

APPLIX, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-25040	04-2781676

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts	01581

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 870-0300

Not applicable

(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant.

     On September 15, 2003, the Audit Committee of Applix, Inc. (the “Company”) voted to dismiss Ernst & Young LLP as the Company’s independent accountants and to engage Deloitte & Touche LLP as the Company’s independent accountants.

     Ernst & Young LLP’s report on the Company’s financial statements for each of the two most recent fiscal years (ended December 31, 2001 and December 31, 2002) did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years and the subsequent interim period preceding the decision to change independent accountants, the Company had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

     During the course of its audit of the Company’s financial statements for the year ended December 31, 2002, Ernst & Young LLP advised the Company’s Audit Committee that in connection with the review of a customer contract, information had come to Ernst & Young LLP’s attention that led Ernst & Young LLP to conclude, that it could no longer rely on the representations of certain members of management of the Company. Those members of management are no longer employed by the Company.

     In connection with its audit of the Company’s financial statements for the year ended December 31, 2002, Ernst & Young LLP also advised the Company’s Audit Committee and management that certain internal controls necessary for the Company to develop reliable financial statements did not exist. Specifically, Ernst & Young LLP advised the Company’s Audit Committee and management that deficiencies in the design and operation of certain internal control components included: (i) a failure in its contract review process with respect to revenue recognition for a contract with a German customer; (ii) a lack of segregation of duties affecting revenue recognition with respect to amendments to a particular customer contract; and (iii) a lack of understanding of the appropriate accounting for expense allocation associated with certain payments made in connection with an acquisition by the Company. The Company believes it has addressed these internal control matters by implementing additional control procedures involving management’s review and evaluation of contracts, contract signing authority and segregation of duties.

     Except as set forth in the two preceding paragraphs, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Ernst & Young LLP with a copy of the foregoing disclosures. Attached to this report as Exhibit 16.1 is a copy of Ernst & Young LLP’s letter to the Securities and Exchange Commission, dated September 22, 2003.

     During the Company’s two most recent fiscal years and the subsequent interim period preceding the decision to engage Deloitte & Touche LLP as its independent accountants, neither the Company, nor anyone acting on behalf of the Company, consulted Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any reportable event (as described in Item 304(a)(1)(v)) of Regulation S-K).

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
	Exhibit No.	Description

	16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated September 22, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2003	APPLIX, INC.

By: /s/ Milton A. Alpern Milton A. Alpern Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated September 22, 2003